Exhibit 99.  PRESS RELEASE

REAC Joins with HEMP, Inc. to Bring Southern Hemp Brand to Market

PITTSBURGH, PA -- (Marketwired) -- 02/09/17 -- Real Estate Contacts, Inc. (OTC PINK: REAC) announces that it has signed a Letter of Intent with Hemp, Inc. (OTC PINK: HEMP). REAC will sell its Southern Hemp Company brand to Hemp Inc. As part of the strategic partnership, REAC will continue to be the manufacturer, and Hemp, Inc. will manage the retail operations. REAC executive, Roger Ford, will oversee the manufacturing of all products.

The agreement calls for the debut of the first 12 products, highlighted by a Hemp infused moonshine. The first 12 products will be available for purchase immediately following the close of the contract next week. The brand can be viewed at www.southernhempco.com. The partnership plans to introduce at least 10 more products by the second quarter of 2017. Roger Ford commented, "This is an exciting opportunity for REAC to work with an industry legend like Hemp, Inc. CEO, Bruce Perlowin. The REAC team is overjoyed to be working with Mr. Bruce Perlowin. Bruce Perlowin will be designing the special limited edition Hemp infused moonshine bottle. The limited bottles will be numbered and signed by Bruce Perlowin."

Safe Harbor: This press release contains forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such statements. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly revise any forward-looking statements.

Real Estate Contacts, Inc.

Robert DeAngelis
President & CEO
724-656-8886
contact@realestatecontacts.com

Source: Real Estate Contacts, Inc.

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